PAMECO
                            CORP


CONTACT:

Theodore R. Kallgren, CFO      Van Negris / Philip J. Denning
Pameco Corporation             Kehoe, White, Van Negris & Company,
Inc.
(770) 798-0600                 (212) 396-0606

FOR IMMEDIATE RELEASE
---------------------

       PAMECO ANNOUNCES PRELIMINARY FISCAL 1999 FOURTH QUARTER
              AND FULL YEAR REVENUES, MANAGEMENT CHANGE;
      RETAINS CONSULTANTS TO AID IN RESOLUTION OF NEW MIS SYSTEM
          AND ASSESSMENT OF INFORMATION TECHNOLOGY STRATEGIES

NORCROSS, GA - MARCH 16, 1999 - Pameco Corporation (NYSE: PCN) today announced that the Company preliminarily expects to report revenues for the fiscal 1999 fourth quarter and fiscal year ended February 28, 1999 of approximately $121 million and $625 million respectively. The Company also expects to report that same store sales grew by approximately 5.0 percent for the fiscal 1999 fourth quarter and 9.5 percent for the 1999 fiscal year.

As previously announced, the Company preliminarily expects to report an operating loss for the fiscal 1999 fourth quarter ended February 28th, principally as a result of significantly higher than planned labor and interest expenses, increased operating expense and other operating inefficiencies principally related to the effect at all levels of the Company of continuing problems with implementation of the Company's new enterprise-wide management information system (MIS). For the full fiscal year ended February 28, 1999, the Company expects to report a profit from operations.

The Company also announced that it has retained two highly respected consulting organizations to help assure that Pameco's portfolio of information technology initiatives will be able to meet the challenges of its growing business. CD Group, Inc., which has successfully implemented over 65 JD Edwards enterprise software solutions, will assist in the resolution of Pameco's new MIS system. Computer Associates International, Inc., a leader in mission-critical business computing and client/server solutions, will assess Pameco's overall information technology strategies.

In a separate development, the Company announced that Theodore R. Kallgren has resigned as Chief Financial Officer to pursue other interests. Mr. Kallgren will continue to work with the Company during a transition period and will be available to serve as a consultant after that time.

                              - m o r e -
Pameco Corporation
March 16, 1999
Page Two


The Company stated that it will continue to report to shareholders bi-weekly through press releases updating the status of the Company's operating results. To further insure strict compliance with the disclosure policy, neither the Company nor any officer or director of the Company will comment on the status of operations outside the content of the bi-weekly releases until after the final audited results for the fiscal year are published and filed with the SEC in a Form 10-K report.

Pameco Corporation has established a leading position in the consolidating distribution segment of the climate control industry, building a centralized national distribution network. Pameco's products include a complete range of heating, air conditioning and refrigeration ("HVAC/R") equipment, parts and supplies for the light commercial and residential HVAC markets and commercial refrigeration market. The products sold by Pameco are used principally for the repair and replacement of existing HVAC/R and for new construction. The Company has 361 branches and 6 distribution centers in 47 states and in 95 of the top 100 population centers in the United States.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements and other information contained in this press release are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties including, without limitation, the Company's plans for future business development activities, product mix, margin enhancements, the timely review of the Company's MIS and the successful implementation of the MIS and any additional enterprise wide software required to enhance the functionality thereof, eventual improvements to the Company's logistics and delivery system through the MIS, the Company's ability to operate acquired companies in a profitable manner, and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The projections contained herein speak only to the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

                                 #  #  #